UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

February 26 , 2010

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is filed by SinoHub, Inc. a Delaware corporation (the “Company”) in connection with the items described below. It amends the Current Report on Form 8-K filed by the Company with the Commission on March 3, 2010 solely for the purpose of filing as exhibits the Joinder Agreement to Securities Purchase Agreement and Joinder Agreement to Registration Rights Agreement (collectively, the “Joinder Agreement”) executed by investors in the offering described below in connection with the amendment described below to increase the size of the offering from approximately $4.1 million to $4.9 million. The date of earliest event reported has also been amended to reflect the February 26, 2010 execution date of the Joinder Agreements and amendment.

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2010, SinoHub, Inc. (the "Company")conducted the closing of its private placement of securities pursuant to a Securities Purchase Agreement, dated as of February 24, 2010, as amended by a certain Amendment to Securities Purchase Agreement (the “Amendment”) dated as of February 26, 2010 (as so amended, the “Purchase Agreement”) with certain accredited investors named therein (the “Investors”)  pursuant to which the Investors agreed to purchase (i) an aggregate of 1,633,334 shares (the “Shares”) of Common Stock of the Company (“Common Stock”) and (ii) warrants to purchase an aggregate of 816,670 shares of Common Stock at an exercise price of $3.25 per share (the “Warrants”).  (Pursuant to the Amendment the Securities Purchase Agreement was amended to increase the aggregate amount of the securities to be sold thereunder from approximately $4.1 million to $4.9 million.)  As required by the  Purchase Agreement, at the closing, SinoHub entered into a Registration Rights Agreement pursuant to which it will be required to register with the United States Securities and Exchange Commission (“SEC”) such Shares and the shares of common Stock underlying the Warrants (the “Warrant Shares”). The Warrants provide that in the event that the Shares and the Warrant Shares are not timely registered as required thereby (with certain limited exceptions), the number of shares issuable upon exercise of the Warrants, at the exercise price of $3.25 per share, is subject to upward adjustment by twenty percent, which could result in the Warrants becoming exercisable for an additional 163,332 Warrant Shares in the aggregate. The Company received $4,900,002 in gross proceeds from the sale of securities  under the Purchase Agreement.

The Shares have been approved for listing on the NYSE Amex.

Canaccord Adams Inc. (“Canaccord”) acted as placement agent with respect to the offering and will receive a cash fee of $294,000 (equal to 6% of the gross proceeds of the offering).

Under the terms of the Purchase Agreement, the Company entered into a Registration Rights Agreement with each of the Investors at the closing. The Registration Rights Agreement requires the Company to file with the SEC a registration statement to cover the resale of the Shares and the Warrant Shares no later than five business days after the closing of the sale of the Shares and Warrants. If such registration statement is not filed with the SEC on a timely basis, is not declared effective within the time periods specified in the Registration Rights Agreement or, after having been declared effective, is not available for sales of the Shares for any reason (with certain limited exceptions), then, in addition to the increase in the Warrant Shares, the Company is required to pay the Investors, as liquidated damages, monetary penalties of 1.0% of the amount invested for each 30-day period (or pro rata portion) up to a maximum penalty of 4% of the amount invested.

The Warrants issued may be exercised, at the option of the holder, by cash payment of the exercise price or by “cashless exercise” (in which case the Company will not receive additional proceeds) if after six months from the date of original issuance a registration statement permitting the Investors to resell the Warrant Shares is not then effective or the prospectus is not then available for the resale of the Warrant Shares and the Warrant Shares may not be sold without restriction under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants also provide the holder with certain “weighted average” anti-dilution price protection.

Other than their relationship as a result of the Purchase Agreement, Registration Rights Agreement and Warrants, there is no material relationship between the Company and any of the Investors.

As provided in the Purchase Agreement, at the closing Henry T. Cochran and Lei Xia, respectively the CEO and President of the Company, entered into lock-up agreements pursuant to which they have each agreed that, without the prior written consent of Canaccord, they will not transfer or dispose of any shares of Common Stock or enter into any swap or other arrangement that transfers any economic consequences of ownership of Common Stock prior to the effective date of a registration statement covering the resale of the Shares and the Warrant Shares and not to engage in any of the preceding activities with respect to 50% of the shares of Common Stock held by such persons for a period of 45 days following the effective date of such registration statement.

General Information
The foregoing is not a complete summary of the terms of the  transactions contemplated by the Purchase Agreement and reference is made to the complete text of the Purchase Agreement, Registration Rights Agreement and Form of Warrant filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2010, the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and the Joinder Agreements filed as Exhibits 10.2 through 10.7 to this Current Report on Form 8-K.

A press release issued by the Company in connection with the closing of the private placement is filed with this report as Exhibit 99.1.

This Current Report on Form 8-K does not constitute an offer of any securities for sale. The securities sold pursuant to the Purchase Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

The Shares and Warrants described were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.  In connection with the sale of these securities, the Company relied on each of the Investors' written representations that it was an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold these securities by any form of general solicitation or general advertising.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: March 3, 2010	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Securities Purchase Agreement dated February 26, 2010, among SinoHub, Inc. and the Investors and Additional Investors named therein *
10.2	Joinder Agreement to Registration Rights Agreement dated February 26, 2010, among SinoHub, Inc. and Paragon Capital LP
10.3	Joinder Agreement to Registration Rights Agreement dated February 26, 2010, among SinoHub, Inc. and Jayhawk Private Equity Fund II, L.P.
10.4	Joinder Agreement to Registration Rights Agreement dated February 26, 2010, among SinoHub, Inc. and Matthew Hayden
10.5	Joinder Agreement to Securities Purchase Agreement dated February 26, 2010, among SinoHub, Inc. and Paragon Capital LP
10.6	Joinder Agreement to Securities Purchase Agreement dated February 26, 2010, among SinoHub, Inc. and Jayhawk Private Equity Fund II, L.P.
10.7	Joinder Agreement to Securities Purchase Agreement dated February 26, 2010, among SinoHub, Inc. and Matthew Hayden
99.1	Press Release *

*Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on March 3, 2010.